SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 27, 2004

INNKEEPERS USA TRUST

(Exact name of Registrant as specified in charter)

Maryland	0-24568	65-0503831
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

306 Royal Poinciana Way

Palm Beach, Florida 33480

(Address of Principal Executive Offices)

561-835-1800

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

As reported under Item 2 in a Current Report on Form 8-K filed with Securities and Exchange Commission on August 12, 2003, Innkeepers USA Trust has entered into an agreement to acquire all of the leasehold interests of our properties (“Hotels”) currently leased to Innkeepers Hospitality, Inc. and certain related entities (collectively, “Innkeepers Hospitality”), and (2) simultaneously engage Innkeepers Hospitality Management, Inc., a corporation under common control with Innkeepers Hospitality, to act as an “eligible independent contractor” (as defined in Section 856(d)(9) of the Internal Revenue Code) to manage such Hotels pursuant to long-term management agreements.

On February 25, 2004, the Company issued a press release announcing the third closing of its acquisition of leasehold interests from Innkeepers Hospitality. A copy of this press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

In addition, on February 25, 2004, the Company issued a press release announcing the addition of Randall L. Churchey to the Board of Trustees. A copy of this press release is furnished as Exhibit 99.2 and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

99.1	Press Release of the Registrant dated February 25, 2004.

99.2	Press Release of the Registrant dated February 25, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

INNKEEPERS USA TRUST
(Registrant)

Date: February 26, 2004	By:	/s/ Gregory M. Fay
Gregory M. Fay
	Title:	Chief Accounting Officer

INDEX OF EXHIBITS

99.1	Press Release of the Registrant dated February 25, 2004

99.2	Press Release of the Registrant dated February 25, 2004